UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2024

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-8519

Ohio	31-1056105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2024, Christina Wire, a director of Cincinnati Bell Inc. (the “Company”), notified the Company that she was resigning as a director of the Company, effective October 24, 2024. Ms. Wire’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	October 28, 2024	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer